Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

                                                                                                                                July 11, 2005

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

Re:	Hexcel Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

                We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the “Company”), in connection with the sales by (i) the LXH Selling Stockholders (as defined below) of 3,424,840 shares (the “LXH Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) the GSCP Selling Stockholders (as defined below) of 4,673,162 shares of Common Stock (the “GSCP Shares”) and (iii) the Berkshire/Greenbriar Selling Stockholders (as defined below) of up to 8,576,663 shares of Common Stock (including 2,174,665 shares of Common Stock subject to an underwriters’ over-allotment option) (the “Berkshire/Greenbriar Shares”).  We understand that prior to the consummation of such sales, the Company will issue (i) the GSCP Shares to the GSCP Selling Stockholders upon conversion of certain shares of Series A Preferred Stock and Series B Preferred Stock of the Company held by the GSCP Selling Stockholders and (ii) the Berkshire/Greenbriar Shares to the Berkshire/Greenbriar Selling Stockholders upon conversion of certain shares of Series A Preferred Stock of the Company held by the Berkshire/Greenbriar Selling Stockholders.

                This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

                In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                                  the Registration Statement of the Company on Form S-3 as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (such Registration Statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the Restated Certificate of Incorporation of the Company, certified by the Secretary of the Company, as amended to date;

(c)                                  the Restated By-Laws of the Company, certified by the Secretary of the Company, as amended to date;

(d)                                 the Certificate of Designations (the “Series A Certificate of Designations”) of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”);

(e)                                  the Certificate of Designations (the “Series B Certificate of Designations”) of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”);

(f)                                    a specimen certificate representing the Common Stock;

(g)                                 copies of the stock certificates representing the LXH Shares to be sold pursuant to the Registration Statement by LXH, L.L.C. and LXH II, L.L.C. (the “LXH Selling Stockholders”).

(h)                                 copies of the stock certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be converted into the GSCP Shares by each of Goldman Sachs Capital Partners 2000, L.P., Goldman Sachs Capital Partners 2000 Offshore, L.P., Goldman Sachs Capital Partners 2000 GmbH & Co. Beteiligungs KG, Goldman Sachs Capital Partners 2000 Employee Fund, L.P. and Stone Street Fund 2000, L.P. (collectively, “GSCP Selling Stockholders”);

(i)                                     copies of the stock certificates representing the shares of Series A Preferred Stock to be converted into the Berkshire/Greenbriar Shares by each of Greenbriar Equity Fund, L.P., Greenbriar Co-Investment Partners, L.P., Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership and Berkshire Investors LLC (collectively, the “Berkshire/Greenbriar Selling Stockholders”);

(j)                                     certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the LXH Shares, the GSCP Shares and the Berkshire/Greenbriar Shares, the filing of the Registration Statement and related matters; and

(k)                                  the closing documents executed and delivered in connection with the original issuances of the LXH Shares to the LXH Selling Stockholders and the Series A Preferred Stock and Series B Preferred Stock to the GSCP Selling Stockholders and the Berkshire/Greenbriar Selling Stockholders.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       The LXH Shares have been duly authorized and validly issued and are fully paid and nonassessable.

2.                                       The GSCP Shares have been duly authorized and when (a) the GSCP Selling Stockholders have surrendered to the Company the certificates representing the Series A Preferred Stock and Series B Preferred Stock to be converted into the GSCP Shares in accordance with the terms of the Series A Certificate of Designations and Series B Certificate of Designations, respectively, and (b) the certificates representing the GSCP Shares issuable upon such conversion in the form of the specimen certificate for the Common Stock examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the GSCP Shares will be validly issued and fully paid and nonassessable.

3.                                       The Berkshire/Greenbriar Shares have been duly authorized and when (a) the Berkshire/Greenbriar Selling Stockholders have surrendered to the Company the certificates representing the Series A Preferred Stock to be converted into the Berkshire/Greenbriar Shares in accordance with the terms of the Series A Certificate of Designations, and (b) the certificates representing the Berkshire/Greenbriar Shares issuable upon such conversion in the form of the specimen certificate for the Common Stock examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Berkshire/Greenbriar Shares will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP